CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
  -----------------------------------------


As independent public accountants, we hereby consent to the use of our report dated April 30, 1999 and to all references to our Firm included in or made a part of this Post-Effective Amendment No. 41

/s/ Arthur Andersen LLP
    ARTHUR ANDERSEN LLP

Cincinnati, Ohio,
 April 28, 2000